Rule 10f-3 Transaction Exhibit
Nuveen Municipal Trust
Nuveen High Yield Bond Fund
FILE #811-07873
ATTACHMENT 77O

<c>TRADE DATE
<c>DESCRIPTION OF SECURITY/ISSUER
<c>ISSUE SIZE
<c>AMOUNT PURCHASED
<c>LIST OF UNDERWRITERS
<c>NAME OF AFFILIATED BROKER-DEALER
6/4/08
Miami-Dade County Florida Miami International Airport Aviation Revenue Bonds Series 2008A and Series 2008B
$600,000,000
$15,549,760.00
Banc of America Securities LLC
Estrada Hinojosa & Company
J.P. Morgan Securities Inc.
Merrill Lynch & Co.
Rice Financial Products Company
Butler, Wick & Co., Inc.
Goldman, Sachs & Co.
Jackson Securities, LLC
Lehman Brothers
Loop Capital Markets
M.R. Beal & Company
Raymond James & Associates, Inc.
Siebert Brandford Shank & Co.
Wachovia Bank, National Association
Merrill Lynch, Pierce, Fenner & Smith Incorporated
8/6/08
Rhode Island Housing and Mortgage Finance Corporation Homeownership Opportunity Bonds, Series 60 A and  B
$75,000,000
$19,714,600.00
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch & Co.
Banc of America Securities LLC
Oppenheimer & Co.
Citigroup Global Markets Inc.
RBC Capital Markets
Roosevelt & Cross, Inc.
M.R. Beal & Company
Merrill Lynch, Pierce, Fenner & Smith Incorporated